UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 17, 2006
Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-24939
Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N. Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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East West Bancorp, Inc.
Current Report of Form 8-K

Item 2.01. Completion of Acquisition of Assets.

On March 17, 2006, East West Bancorp, Inc. announced via press release the completion of the acquisition of Standard Bank, a $923 million asset federal savings bank headquartered in Monterey Park, California. The final consideration paid in the acquisition was $200.3 million, consisting of approximately $70.1 million in cash and 3,547,000 shares of East West Bancorp common stock. Standard Bank merged with East West Bank as of the close of business March 17th.

Item 3.02. Unregistered Sales of Equity Securities.

As described above in Item 2.01, on March 17, 2006, in addition to the cash consideration of $70.1 million, we issued approximately 3,547,000 shares of our common stock at a price of $36.70 per share as consideration for the acquisition of Standard Bank.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable
(b) Not Applicable
(c) Exhibits
99.1    Exhibit 99.1 Press Release, dated March 17, 2006, issued by East West Bancorp, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2006

EAST WEST BANCORP, INC.
By:	/s/ Julia Gouw
Julia Gouw Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Exhibit 99.1 Press Release, dated March 17, 2006, issued by East West Bancorp, Inc.

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